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                                   [SBA LOGO]

                                      NEWS

                              FOR IMMEDIATE RELEASE

                     SBA COMMUNICATIONS CORPORATION REPORTS
                           RECORD 1st QUARTER RESULTS

SBA COMMUNICATIONS CORPORATION (NASDAQ: SBAC); BOCA RATON, FLORIDA, TUESDAY, MAY 8, 2001

SBA Communications Corporation ("SBA" or the "Company") announced significant increases in revenue, EBITDA and tower cash flow for the three months ended March 31, 2001, over the same period in 2000. EBITDA and tower cash flow amounts for the three months ended March 31, 2001 were quarterly highs in the Company's history.

For the three months ended March 31, 2001, revenues increased 74.0% to $53.0 million from the first quarter of 2000, due to both higher site leasing revenue and site development revenue. Site leasing revenue increased to $20.3 million for the quarter, a 101.1% increase over the comparable quarter of 2000. Gross profit for the quarter increased 89.3% to $20.8 million from the first quarter of 2001, due to both higher site leasing and site development gross profit. Site leasing gross profit, or tower cash flow, increased to $13.2 million for the quarter, a 111.4% increase over the first quarter of 2000. Earnings before interest, taxes, depreciation, amortization, non-cash compensation charges and an extraordinary charge of $5.1 million for the write-off of deferred financing fees (EBITDA) for the quarter were $11.0 million, a 115.7% increase over the first quarter of 2000. Loss per share, including the effects of the $5.1 million extraordinary charge, was $(0.49) for the three months ended March 31, 2001 compared to $(0.27) in the 2000 period.

Steven E. Bernstein, Chief Executive Officer commented: "We continue to successfully implement our business plan. By doubling our leasing revenues and tower cash flows for the quarter ended March 31, 2001 as compared to the prior comparable period, we continue to move the revenue stream to more of a recurring nature. We believe our success here is due in large part to the excellent lease-up we have been experiencing which is attributable to the prime tower locations we have chosen to build or acquire."

A conference call to discuss these results and the Company's Second Quarter 2001 and Fiscal 2001 Outlook has been scheduled for Wednesday, May 9, 2001 at 9:30 AM EDT. The USA toll free dial-in number is (877) 777-1973. The international dial-in number is (612) 288-0337. The name of the conference call is "SBA First Quarter Earnings." You may also listen to this conference call via a webcast that can be accessed via the Internet at: www.sbasite.com
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A replay will be available from May 9, 2001 at 3:30 PM to March 23, 2001 at
11:59 PM. The USA replay number is (800) 475-6701. The international replay number is (320) 365-3844. The access code is 584963.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses - site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 15,000 antenna sites in the United States.

For additional information, please contact Pamela J. Kline, Vice President, Investor Relations, at: (561) 995-7670.












Information Concerning Forward-Looking Statements

Some information in this release is forward looking, including statements regarding the implementation of our business plan, the movement of our revenue stream to more of a recurring nature and the effect of our tower locations in our lease-up and earnings success. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 10-K filed with the Commission on April 2, 2001. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company's actual results and could cause the Company's actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Such factors include, but are not limited to, (1) our ability to secure as many site leasing tenants as planned; (2) our ability to expand our site leasing business and maintain or expand our site development business; (3) our ability to continue and expand synergies between our site leasing and site development businesses; (4) our ability to complete construction of new towers on a timely and cost-efficient basis, including our ability to successfully address zoning issues, carrier design changes, changing local market conditions and the impact of adverse weather conditions; (5) our ability to identify and acquire new towers, including our capability to timely complete due diligence and obtain third party consents; (6) our ability to retain current lessees on newly acquired towers; (7) our ability to realize economies of scale for newly acquired towers; (8) the continued dependence on towers and outsourced site development services by the wireless communications industry; (9) our ability to compete effectively for new tower opportunities and site development services in light of increased competition; (10) our ability to raise substantial additional financing to expand our tower holdings; and (11) the business climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.
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                   SUMMARY HISTORICAL FINANCIAL DATA


                                                                           For the three months ended March 31,
                                                                          2001                               2000
                                                                          ----                               ----
        Operating Data:                                                   (in thousands except per share data)
        Revenues:
            Site development revenue                                     $32,673                            $20,342
            Site leasing revenue                                          20,283                             10,087
                                                                        --------                           --------
        Total revenues                                                    52,956                             30,429
        Cost of revenues:
            Cost of site development revenue                              25,018                             15,570
            Cost of site leasing revenue
                                                                           7,128                              3,865
                                                                        --------                           --------
        Total cost of revenues                                            32,146                             19,435
                                                                        --------                           --------

        Gross Profit                                                      20,810                             10,994

        Operating expenses:
        Selling, general and administrative                               10,641                              6,118
        Depreciation and amortization                                     15,007                              6,830
                                                                        --------                           --------
        Total operating expenses                                          25,648                             12,948
                                                                        --------                           --------

        Operating  loss
                                                                         (4,838)                            (1,954)

        Other expense, net                                              (12,735)                            (7,545)
                                                                        --------                           --------

        Loss before income taxes and extraordinary item                 (17,573)                            (9,499)

        Provision for income taxes                                         (354)                              (224)
                                                                        --------                           --------

        Net loss before extraordinary item                              (17,927)                            (9,723)

        Extraordinary item, write-off of deferred
           financing fees                                                (5,069)                                 -
                                                                        --------                           --------

        Net loss                                                       ($22,996)                           ($9,723)
                                                                       =========                           ========
        Basic and diluted loss per common share before
           extraordinary item                                            ($0.38)                            ($0.27)
        Extraordinary item                                                (0.11)                                  -
                                                                        --------                           --------
       Basic and diluted loss per common share                           ($0.49)                            ($0.27)
                                                                       =========                           ========
        Basic and diluted weighted average number of
           shares of common stock                                         46,801                             35,382
                                                                       =========                           ========

        Other Data:
        Earnings before interest, taxes, depreciation,
           amortization, non-cash compensation charges
           and extraordinary item                                        $10,957                             $5,079
                                                                       =========                           ========

        Annualized Tower Cash Flow                                       $52,620                            $24,888
                                                                       =========                           ========

                                                                         As of                           As of
                                                                    March 31, 2001                 December 31, 2000
                                                                    --------------                 -----------------
        Balance Sheet Data:
        Cash and cash equivalents                                    $   250,365                      $      14,980
        Total assets                                                 $ 1,349,674                      $     948,818
        Total debt                                                   $   715,360                      $     284,273
        Common shareholders' equity                                  $   528,401                      $     538,160
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